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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 3, 2003

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                          1-31447                   74-0694415
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

                   1111 LOUISIANA
                   HOUSTON, TEXAS                             77002
         (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
             (Exact name of registrant as specified in its charter)


           TEXAS                      1-3187                    22-3865106
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

              1111 LOUISIANA
              HOUSTON, TEXAS                            77002
  (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------



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ITEM 5.     OTHER EVENTS.

AMENDMENT TO CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC ("CEHE") CREDIT AGREEMENT

         On September 3, 2003, CEHE amended its $1.3 billion collateralized term loan maturing in 2005 to permit the issuance by CEHE of an additional $500 million of secured debt. Under CenterPoint Energy, Inc.'s ("CenterPoint Energy") bank facility, CenterPoint Energy is required to apply the net cash proceeds of any such issuance to repay loans under its facility.

TEXAS GENCO OPTION

         The following summarizes the risks that would exist if Reliant Resources, Inc. ("Reliant Resources") did not exercise its option to purchase the common stock of Texas Genco Holdings, Inc. ("Texas Genco") owned by CenterPoint Energy:

IF RELIANT RESOURCES DOES NOT EXERCISE ITS OPTION TO PURCHASE THE COMMON STOCK OF TEXAS GENCO THAT CENTERPOINT ENERGY OWNS, CENTERPOINT ENERGY MAY NOT BE ABLE TO MONETIZE TEXAS GENCO ON THE SAME TERMS OR ON THE SAME TIME SCHEDULE AS PROVIDED BY THE OPTION.

         Reliant Resources reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 that as of June 30, 2003 it had $7.7 billion of total debt and its unsecured debt ratings are currently below investment grade. It is not clear whether Reliant Resources will exercise its option to purchase the common stock of Texas Genco that CenterPoint Energy owns. If Reliant Resources does not exercise its option, CenterPoint Energy will have to pursue an alternative strategy to monetize Texas Genco. CenterPoint Energy may not be able to monetize its interest in Texas Genco under any alternative strategy on terms as favorable as those provided by the Reliant Resources option or as quickly as under the option. In addition, delays in monetization may increase the risk that the value of the ownership interest used in the stranded cost determination, which is to be based on market prices for Texas Genco common stock during the 120 trading days ending on March 30, 2004, will be higher than the proceeds received in the monetization process.

ITEM 9.     REGULATION FD DISCLOSURE.

CENTERPOINT ENERGY CREDIT AGREEMENT REFINANCING


         CenterPoint Energy is currently engaged in discussions related to the refinancing of its $2.85 billion bank facility in order to reduce the principal amount of the facility and its cost of borrowing. Under the proposal, CenterPoint Energy would enter into a new three year credit facility, currently expected to be approximately $2.35 billion (the "New Facility"), that would be secured by a pledge of the Texas Genco common stock which CenterPoint Energy owns. The New Facility would be composed of a revolving credit facility of approximately $1.35 billion and a term loan of approximately $1 billion. CenterPoint Energy cannot assure you that it will be successful in refinancing its bank facility, or if it is successful, that the refinancing will be on the terms outlined above.

         The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by CenterPoint Energy, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of CenterPoint Energy or any of its affiliates.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CENTERPOINT ENERGY, INC.



  Date:  September 3, 2003          By:  /s/ Rufus S. Scott
                                       ----------------------------------------
                                         Rufus S. Scott
                                         Vice President,
                                         Deputy General Counsel and
                                         Assistant Corporate Secretary



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CENTERPOINT ENERGY HOUSTON
                                    ELECTRIC, LLC



  Date:  September 3, 2003          By:   /s/ Rufus S. Scott
                                       ----------------------------------------
                                          Rufus S. Scott
                                          Vice President,
                                          Deputy General Counsel and
                                          Assistant Corporate Secretary




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